Exhibit 99.1

For immediate release

November 30, 2021

Media contact: Shahar Azran shahar@strategic-image.com 9179826331

New Vegan Crypto Coin Debuts

GreenCoin (GRNC) is launching on the Bittrex Exchange and the Liquid Exchange.

Tel Aviv, Israel, November 30, 2021 (GLOBE NEWSWIRE) -- SIPUP (OTCPINK: SPUP) announced today that its U.K. based subsidiary, VeganNation Finance Services Ltd., is listing its digital coin on the Bittrex and Liquid exchanges. With an emphasis on promoting global sustainability and increased transparency and reliability within the vegan world, management believes it is time to launch ‘GreenCoin’ (GRNC), one of the first vegan global crypto currencies. GRNC is scheduled to launch on both the Bittrex Exchange and the Liquid Exchange as of December 1, 2021. With GRNC, VeganNation, is ready to assume its place in the ESG realm.

The GRNC has been designed by VeganNation to serve as a green global loyalty program, incentivizing sustainable user behavior to positively impact our society and the planet. By integrating GRNC within the VeganNation app recently released in the U.S. and soon be released in other global markets, VeganNation seeks to deliver a tangible form of digital tender for the global vegan community (merchants and patrons, alike), through which plant-based commerce can be transacted. GRNC will initially only be usable for transactions consummated within the app.

As part of the GRNC initiative, the VeganNation loyalty program is intended to give users of the app a shared sense of community and positive impact by knowing that GRNC will be utilized in connection with vegan-centric businesses and commercial undertakings. The actual issuance of GRNC to app users will be calculated based upon a proprietary algorithm that assigns values to various activities that occur within the app, such as making purchases, becoming an influencer, using GRNC for B2B transactions, and the like.

Moreover, app users will have the ability to establish in-app wallets designed to hold GRNC. These wallets will ensure transparency and traceability of all issued, stored and utilized GRNC through the use of a blockchain system.

Isaac Thomas, Co-Founder of VeganNation and CEO of Sipup, remarked: “GRNC marries visionary crypto currency with sustainability – two very important changes achieving global entrenchment in the vegan world”.

About VeganNation:

The VeganNation ecosystem aims to unite individuals, businesses and organizations to discover, share and trade goods and services, based on plant-based values and lifestyles. VeganNation seeks to lead the plant-based community with a sophisticated technology platform that enables a robust green economy to flourish.

The company supports sustainable trade and promotes conscious and sustainable consumption and lifestyle. Visit the website at www.vegannation.io, download the VeganNation app on a smartphone, and follow the company on Twitter, Facebook, Instagram, LinkedIn and YouTube.

Live like there's tomorrow.

Cautionary note regarding forward-looking information:

This press release contains "forward-looking information" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information includes, but is not limited to, statements with respect to the the development and listing of VeganNation’s digital coin; the regulatory environment with respect to the growth and adoption of decentralized finance; and the merits or potential returns of any such opportunities. Generally, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company, as the case may be, to be materially different from those expressed or implied by such forward-looking information. Such risks, uncertainties and other factors include, but is not limited to the acceptance of VeganNation’s GRNC by exchanges, investor demand for GRNC; growth and development of VeganNation and cryptocurrency sector; rules and regulations with respect toGRNC and cryptocurrency; general business, economic, competitive, political and social uncertainties. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking information. The Company does not undertake to update any forward-looking information, except in accordance with applicable securities laws